Exhibit 4

BALANCE SHEET

JBIC Operations (unaudited)

As of March 31, 2012
(In millions of yen)
Assets:
Cash and due from banks	¥685,678
Cash	0
Due from bank	685,678
Receivables under resale agreements	602,725
Securities	74,108
Other securities	74,108
Loans and bills discounted	8,110,356
Loans on deeds	8,110,356
Other assets	927,190
Prepaid expenses	250
Accrued income	31,856
Derivatives other than for trading-assets	894,785
Other	296
Property, plant and equipment	37,425
Buildings	3,227
Land	33,881
Lease assets	22
Construction in progress	13
Other	281
Intangible assets	1,642
Software	1,535
Lease assets	107
Customers’ liabilities for acceptances and guarantees	2,378,325
Allowance for loan losses	(124,271)

Total assets	¥12,693,182

As of March 31, 2012
(In millions in yen)
Liabilities:
Borrowed money	¥5,255,489
Borrowings	5,255,489
Bonds payable	2,378,637
Other liabilities	372,934
Accrued expenses	28,923
Unearned revenue	47,745
Derivatives other than for trading-liabilities	1,893
Lease obligations	135
Collateral accepted for derivative transactions	293,090
Other	1,146
Provision for bonuses	496
Provision for directors’ bonuses	6
Provision for retirement benefits	12,481
Provision for directors’ retirement benefits	24
Acceptances and guarantees	2,378,325

Total liabilities	10,398,395

Net Assets:
Capital Stock	1,291,000
Retained earnings	824,522
Legal retained earnings	772,006
Other retained earnings	52,515
Retained earnings brought forward	52,515

Total shareholders’ equity	2,115,522

Valuation and difference on available for sale securities	(1,825)
Deferred gains or losses on hedges	181,089

Valuation and translation adjustments	179,263

Total net assets	¥2,294,786

Total liabilities and net assets	¥12,693,182

STATEMENT OF OPERATIONS

JBIC Operations (unaudited)

The fiscal year ended March 31, 2012
(In millions of yen)
Ordinary income:	¥201,695
Interest income	176,852
Interest on loans and discounts	122,206
Interest and dividends on securities	75
Interest on receivables under resale agreements	491
Interest on deposit with banks	1,088
Interest on interest swaps	52,985
Other interest income	5
Fees and Commissions	14,221
Other fees and commissions	14,221
Other income	10,621
Reversal of allowance for loan losses	10,146
Recoveries of written-off claims	244
Other	230
Ordinary expenses:	144,588
Interest expenses	118,110
Interest on borrowings and rediscounts	56,117
Interest on bonds	61,859
Other interest expenses	133
Fees and commissions payments	1,105
Other fees and commissions	1,105
Other ordinary expenses	6,110
Loss on foreign exchange transactions	1,242
Amortization of bond issuance cost	739
Expenses on derivatives other than for trading or hedging	405
Other	3,723
General and administrative expenses	15,662
Other expenses	3,598
Losses on sales of stocks and other securities	198
Other	3,400
Ordinary profit	57,107
Extraordinary income	3
Gain on disposal of noncurrent assets	3
Extraordinary losses	4,594
Loss on disposal of noncurrent assets	2
Loss on cancellation of agreement	4,592
Net income	¥52,515

STATEMENT OF CASH FLOWS

JBIC Operations (unaudited)

The fiscal year ended March 31, 2012
(In millions of yen)
Cash flow from operating activities
Net income	¥52,515
Depreciation and amortization	1,285
Increase (decrease) in allowance for loan losses	(10,146)
Increase (decrease) in provision for bonuses	31
Increase (decrease) in provision for directors’ bonuses	0
Increase (decrease) in provision for retirement benefits	345
Increase (decrease) in provision for directors’ retirement benefits	(3)
Gain (loss) on fund management	(176,852)
Financing expenses	118,110
Loss (gain) related to securities	3,598
Foreign exchange losses (gains)	4,759
Loss (gain) on disposal of noncurrent assets	(0)
Net decrease (increase) in loans and bills discounted	266,437
Net increase (decrease) in borrowed money	(247,005)
Net decrease (increase) in deposit	290,000
Net decrease (increase) in receivables under resale agreement	(602,725)
Increase (decrease) in straight bonds-issuance and redemption	(325,656)
Proceeds from fund management	174,018
Payments for finance	(118,355)
Other	403,386
Subtotal	(166,257)
Net cash provided by (used in) operating activities	(166,257)
Cash flow from investing activities
Purchase of securities	(7,340)
Proceeds from sales of securities	5,845
Purchase of property, plant and equipment	(185)
Proceeds from sales of property, plant and equipment	12
Purchase of intangible assets	(165)
Net cash provided by (used in) investing activities	(1,833)
Cash flow from financing activities
Proceeds from issuance of common stock	200,000
Repayments of lease obligations	(154)
Payment to national treasury	(29,391)
Net cash provided by (used in) financing activities	170,453
Effect of exchange rate change on cash and cash equivalents	(4,759)
Net increase (decrease) in cash and cash equivalents	(2,395)
Cash and cash equivalents at the beginning of period	478,074
Cash and cash equivalents at the end of period	¥475,678

BALANCE SHEET

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

As of March 31, 2012
(In millions of yen)
Assets:
Cash and due from banks	¥180
Due from bank	180
Other assets	0
Prepaid expenses	0
Other	0
Property, plant and equipment	0
Other	0

Total assets	¥181

As of March 31, 2012
(In millions of yen)
Liabilities:
Other liabilities	¥1
Accrued expenses	1
Other	0
Provision for bonuses	4
Provision for directors’ bonuses	0
Provision for retirement benefits	116
Provision for directors’ retirement benefits	0

Total liabilities	¥123

Net Assets:
Retained earnings	¥57
Legal retained earnings	0
Other retained earnings	57
Retained earnings brought forward	57

Total shareholders’ equity	57

Total net assets	¥57

Total liabilities and net assets	¥181

STATEMENT OF OPERATIONS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

The fiscal year ended March 31, 2012
(In millions of yen)
Ordinary income:	¥271
Receipts from the national budget	271
Receipts from general account of the national budget	271
Other income	0
Other	0
Ordinary expenses:	214
Fees and commissions payments	45
Other fees and commissions	45
General and administrative expenses	168
Ordinary profit	57
Net income	¥57

STATEMENT OF CASH FLOWS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

The fiscal year ended March 31, 2012
(In millions of yen)
Cash flow from operating activities
Net income	¥57
Depreciation and amortization	0
Increase (decrease) in provision for bonuses	0
Increase (decrease) in provision for directors’ bonuses	0
Increase in provision for retirement benefits	2
Increase in provision for directors’ retirement benefits	(0)
Other	0
Subtotal	61
Net cash provided by operating activities	61
Cash flow from investing activities
Purchase of property, plant and equipment	—
Net cash used in investing activities	—
Cash flow from financing activities
Proceeds from issuance of common stock	—
Repayments of lease obligations	—
Payment to national treasury	(240)
Net cash provided by (used in) financing activities	(240)
Effect of exchange rate change on cash and cash equivalents	—
Net increase in cash and cash equivalents	(179)
Cash and cash equivalents at the beginning of period	359
Cash and cash equivalents at the end of period	¥180